     As filed with the Securities and Exchange Commission on April 9, 1997
                                                           Registration No. 333-

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -------------------------
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------
                          FIRST USA PAYMENTECH, INC.
            (Exact name of registrant as specified in its charter)

      Delaware                      7389                     75-2634185
  (State or other         (Primary standard               (I.R.S. employer
   jurisdiction           industrial classification      identification number)
of incorporation or             code number)
   organization)

                                1601 Elm Street
                                   Suite 800
                             Dallas, Texas  75201
                                (214) 849-2000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               DAVID W. TRUETZEL
                            Chief Financial Officer
                          First USA Paymentech, Inc.
                                1601 Elm Street
                                   Suite 800
                             Dallas, Texas  75201
                                (214) 849-2000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copy to:
                             PHILIP E. TAKEN, ESQ.
                           Senior Vice President and
                                General Counsel
                          First USA Paymentech, Inc.
                                1601 Elm Street
                                  Suite 4700
                             Dallas, Texas  75201
                                (214) 849-2000

       Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                           -------------------------

       If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance
with General Instruction G, check the following box.   [_]

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.    [x]

                           -------------------------

                        CALCULATION OF REGISTRATION FEE



====================================================================================================================================

  Title of each class of     Amount to be registered   Proposed maximum offering     Proposed maximum     Amount of registration fee
securities to be registered                                price per unit (1)    aggregate offering price
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
    $0.01 per share                  4,000,000                  $24.0625                 $96,250,000               $29,166.67
====================================================================================================================================


(1) Pursuant to Rule 457(c), the price is estimated solely for the purpose of calculating the registration fee and is based on the average of high and low reported sales prices of the Common Stock of the Registrant on the New York Stock Exchange on April 4, 1997.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

PROSPECTUS
----------

                               4,000,000 SHARES

                          FIRST USA PAYMENTECH, INC.

                                 COMMON STOCK
                                 ------------


       This Prospectus constitutes a prospectus of First USA Paymentech, Inc., a Delaware corporation (the "Company"), with respect to up to 4,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), which may be offered and issued by the Company from time to time in connection with future acquisitions of assets or securities of companies in the financial services industry, including companies or assets relative to credit card transaction processing or related services, credit card accounts or other ancillary or related businesses. The consideration for the acquisition of such assets or securities may consist of cash, the assumption of liabilities and the shares of Common Stock being registered hereby, or any combination thereof, as determined pursuant to arms-length negotiations between the Company and the sellers of the assets or securities to be acquired. It is anticipated that the shares of Common Stock issued in any such acquisitions will be valued at a price reasonably related to the then current market value of the Common Stock.



THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             --------------------


                The date of this Prospectus is April __, 1997.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

     (2) The Company's Quarterly Report on Form 10-Q for the quarters ended September 30, 1996 and December 31, 1996.

     (3) The Company's Report on Form 8-K/A filed on October 18, 1996 and on Form 8-K filed on January 28, 1997.

     (4) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 23, 1996, including any amendments or reports filed for the purpose of updated such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Prospectus and prior to the termination of the offering of Common Stock hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the filing date of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

     The Company will provide a copy of the documents incorporated by reference herein (other than exhibits to such documents) without charge to each person to whom this Prospectus is delivered, upon written or oral request by such person. Requests should be addressed to the Corporate Affairs and Investor Relations Department of First USA Paymentech, Inc., 1601 Elm Street, 47th Floor, Dallas, Texas 75201.

                                  THE COMPANY

     First USA Paymentech, Inc. (the "Company"), a 57% owned indirect subsidiary of First USA, Inc. ("First USA"), is a Delaware corporation, which engages in the credit card industry primarily as a payment processor of credit and debit card transactions. According to published industry sources, the Company is the third largest payment processor of credit and debit card transactions in the United States. In addition, the Company markets and issues commercial cards to businesses and other entities. Commercial cards facilitate centralized business-to-business payment procedures and reporting, replacing traditional direct payment methods. The Company also provides third-party credit and debit authorization services to financial institutions, sales agents and the Company's direct merchants. During the six months ended December 31, 1996, the Company processed approximately $20.1 billion in sales volume in approximately 605 million total transactions.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth selected consolidated financial information of the Company as of and for the preceding five fiscal years ended June 30, 1996 and as of and for the six month periods ended December 31, 1996 and 1995. The selected consolidated financial data for the preceding five fiscal years ended June 30, 1996 have been derived from the Company's audited Consolidated Financial Statements and Notes thereto. The selected consolidated financial data for the six month periods ended December 31, 1996 and 1995 are unaudited and, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for such periods. The results of operations for the six months ended December 31, 1996 are not necessarily indicative of the results that may be expected for the entire fiscal year. The information set forth below should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and other financial information incorporated by reference into this Prospectus.

                                                                                                            Six Months Ended
                                                           Fiscal Year Ended June 30,                          December 31,
                                         --------------------------------------------------------------  -------------------------
(In thousands, except per share data)         1996         1995         1994         1993        1992         1996         1995
----------------------------------------------------------------------------------------------------------------------------------
Statement of Income Data:
Net revenue                              $   121,232  $    86,628  $    63,749  $    51,287  $   44,611  $    90,040  $    55,761
Salaries and employee benefits                38,753       31,051       19,028       15,618      14,482       23,705       17,763
Data processing and communications            26,951       20,825       17,244       13,627      10,604       18,897       13,147
Occupancy and equipment                        6,314        4,379        2,831        2,753       2,419        3,979        2,938
Depreciation and amortization                  7,669        4,210        1,794        1,275       1,094        8,684        3,209
Other                                         20,530       16,263       14,335       12,210      10,439       11,192       10,858
Merger, integration and impairment                --           --           --           --          --       15,544           --
                                        ------------ ------------ ------------ ------------ ----------- ------------ ------------
Total operating expense                      100,217       76,728       55,232       45,483      39,038       82,001       47,915
                                        ------------ ------------ ------------ ------------ ----------- ------------ ------------
Income from operations                        21,015        9,900        8,517        5,804       5,573        8,039        7,846
Net interest income                            2,737        1,310          323           29         143        1,192          540
                                        ------------ ------------ ------------ ------------ ----------- ------------ ------------
Income before income taxes                    23,752       11,210        8,840        5,833       5,716        9,231        8,386
Provision for income taxes                     9,500        3,290        2,489        1,714       1,459        4,119        3,452
                                        ------------ ------------ ------------ ------------ ----------- ------------ ------------
Net income                               $    14,252  $     7,920  $     6,351  $     4,119  $    4,257  $     5,112  $     4,934
                                        ============ ============ ============ ============ =========== ============ ============
Net income per share                     $      0.54  $      0.32  $      0.26  $      0.17  $     0.17  $      0.16  $      0.20
                                        ============ ============ ============ ============ =========== ============ ============

Balance Sheet Data:
Purchased merchant portfolios and
  goodwill, net                          $    88,894  $    40,024  $     3,930  $     2,290  $    2,910  $   306,961  $    88,084
Total assets                                 290,221       84,038       37,805       24,500      20,511      499,561      169,584
Stockholders' equity                         231,064       47,232       14,728       11,683      10,990      333,594       80,308

Other Data:
Sales volume processed                   $30,875,857  $20,059,066  $18,425,550  $13,467,563  $8,291,377  $20,129,705  $14,545,414
Bankcard items processed (1)                 574,157      358,705      321,791      237,740     163,296      385,027      262,478
Total items processed (1)                         NA           NA           NA           NA          NA      605,414           NA

-----------------------
(1) Bankcard items processed include bankcard transactions derived from the Company's merchant portfolio. Total items processed include bankcard and other credit and debit card transactions, and credit and debit authorization transactions. Comparable information for periods prior to the six months ended December 31, 1996 is not available.

                     SECURITIES COVERED BY THIS PROSPECTUS

     The shares of Common Stock covered by this prospectus are available for use in future acquisitions of assets or securities of companies in the financial services industry, including companies or assets relative to credit card transaction processing or related services, credit card accounts or other ancillary or related businesses. The consideration offered by the Company in such acquisitions in addition to the shares of Common Stock offered by this Prospectus may include such cash, debt or other securities (which may be convertible into shares of Common Stock covered by this Prospectus), or assumption by the Company of liabilities of the business being acquired, or a combination thereof. It is contemplated that the terms of acquisitions will be determined by negotiations between the Company and the management or the owners of the assets to be acquired or the owners of the securities (including newly issued securities) to be acquired, with the Company taking into account the quality of management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. It is anticipated that the shares of Common Stock issued in acquisitions will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

     None of the shares of Common Stock covered by this Prospectus will be subject to restrictions on transfer under the Securities Act of 1933, as amended (the "Securities Act"), except that shares of Common Stock to be received by persons who are deemed to be "affiliates" (as such term is defined in Rule 144 under the Securities Act) of an acquired company or business may be resold by them only pursuant to an effective registration statement under the Securities Act covering such shares, in transactions permitted by the resale provisions of Rule 145(d) under the Securities Act or Regulation S under the Securities Act (or, in the case of any such persons who become affiliates of the Company, Rule 144 under the Securities Act) or as otherwise permitted under the Securities Act. This Prospectus will not be used by such affiliates in connection with any resale of their shares of Common Stock.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the Common Stock offered hereby will be passed upon for the Company by Philip E. Taken, Senior Vice President and General Counsel to First USA Paymentech, Inc. Mr. Taken owns, and has options to acquire, an aggregate of less than .1% of the outstanding shares of Common Stock of the Company.

                                    EXPERTS

     The consolidated financial statements of First USA Paymentech, Inc. incorporated by reference in First USA Paymentech, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement (which term shall encompass any amendment thereto) on Form S-4 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. The Registration Statement and the exhibits and schedules thereto, as well as such reports and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of reports, registration statements, proxy and information statements filed electronically by the Company and other information regarding the Company can be obtained from the Commission's address on the world wide web: "http://www.sec.gov". Such reports and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     No person is authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities within any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation within such jurisdiction. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.

                               4,000,000 Shares

                          First USA Paymentech, Inc.

                                 Common Stock


                                  ----------

                                  Prospectus

                                  ----------



                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Incorporation of Certain Information By Reference                              2
The Company                                                                    3
Selected Consolidated Financial Information                                    4
Securities Covered By This Prospectus                                          5
Legal Matters                                                                  5
Experts                                                                        5
Additional Information                                                         6



                                April __, 1997

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     As authorized by Section 145 of the Delaware General Corporate Law, each director and officer of the Company may be indemnified by the Company against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     In addition, the Company has directors' and officers' liability coverage pursuant to a policy maintained by First USA Paymentech, Inc.

     Article Eighth of the Certificate of Incorporation of the Company provides that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duties.

Item 21.  Exhibits, Financial Statements and Schedules.

     A.   Exhibits

     The Exhibits listed in the following Exhibit Index are filed as part of the Registration Statement:

Exhibit
Number                             Description
------                             -----------
   2        Agreement and Plan of Merger, dated as of July 19, 1996, by and among First USA, the Company, First USA Management Resources, Inc.,
            First USA Opportunity III, Inc., GENSAR and Golder Thoma Cressey
            Fund III Limited Partnership and the other stockholders of GENSAR, filed as Exhibit 2.1 to the Company's Current Report on Form 8-K
            filed September 3, 1996 and incorporated by reference herein.

   3.1      Certificate of Incorporation of the Company, as amended, filed as
            Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No.
            333-262) and incorporated by reference herein.

   3.2      By-Laws of the Company, filed as Exhibit 3.2 to the Company's
            Registration Statement on Form S-1 (No. 333-262) and incorporated by reference herein.

10.1      Intercompany Services Agreement between the Company and First USA
          Management, Inc., filed as Exhibit 10.1 to the Company's Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1996 and incorporated herein by reference.

10.2      Registration Rights Agreement between the Company and First USA, Inc.
          filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and incorporated herein by reference.

10.3      Tax Sharing Agreement between the Company and First USA, Inc. filed as
          Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and incorporated herein by reference.

10.4      1996 Stock Option Plan of the Company, filed as Exhibit 10.4 to the
          Company's Quarterly Report on Form 10-Q for the quarter ended March
          31, 1996 and incorporated herein by reference.

10.5      Amendment No. 1 to 1996 Stock Option Plan of the Company, filed as
          Exhibit 10.5 to the Company's Registration Statement on Form S-1 (No.
          333-15861) and incorporated by reference herein.

10.6 1996 Restricted Stock Plan of the Company, filed as Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          March 31, 1996 and incorporated herein by reference.

10.7 Revolving Credit Agreement dated February 21, 1996 among the Company, the lenders listed therein and NationsBank of Texas N.A., as Agent, including the notes and guaranty related thereto, filed as Exhibit
          10.6 to the Company's Registration Statement on Form S-1 (No. 333-262) and incorporated by reference herein.

10.8      Form of Amendment No. 1 to Revolving Credit Agreement dated October
          30, 1996 among the Company, the lenders listed therein and NationsBank of Texas N.A., as Agent, filed as Exhibit 10.8 to the Company's
          Registration Statement on Form S-1 (No. 333-15861) and incorporated by reference herein.

10.9 Deferred Compensation Plan of First USA, Inc. filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (No. 333-06979) and incorporated by reference herein.

10.10 Employee Stock Purchase Plan of the Company, filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended
          June 30, 1996, and incorporated by reference herein.

10.11 First USA Paymentech Retirement Savings Plan, filed as Exhibit 99.1 to the Company's Registration Statement on Form S-8 (No. 333-11249) and incorporated by reference herein.

10.12     First USA Paymentech Supplemental Executive Retirement Plan filed as
          Exhibit 10.10 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, and incorporated by reference herein.

10.13 First USA Paymentech Savings Restoration Plan filed as Exhibit 10.11 to the Company's Annual Report on form 10-K for the fiscal year ended
          June 30, 1996, and incorporated by reference herein.

11        Computation of Net Income Per Share filed as Exhibit 11 to the
          Company's Quarterly Report on Form 10-Q for the quarter ended December
          31, 1996 and incorporated herein by reference.

21*       Subsidiaries of the Company.

    23*      Consent of Ernst & Young LLP.

    24*      Powers of Attorney (included on page II-5).

------------------------
*  Filed herewith.

     B.   Financial Statements and Schedules

     All schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission have been omitted because they either are not required under the related instructions or the required information has been included in the financial statements of the Company or notes thereto.

Item 22.     Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against the public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Company undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            ---- ----

     The Company undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (3)
                                               ---- ----
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 8, 1997.

                                    FIRST USA PAYMENTECH, INC.


                                    By: /s/ Pamela H. Patsley
                                       -----------------------------------------
                                       President, Chief Executive Officer and
                                         Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 8, 1997.


                               POWER OF ATTORNEY

     We, the undersigned directors and officers of First USA Paymentech, Inc. and each of us, do hereby constitute and appoint each of Philip E. Taken and David W. Truetzel, our true and lawful attorneys and agents, with power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, and any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that each of the said attorneys and agents, or their substitute or substitutes shall do or cause to be done by virtue hereof.

            Signature                        Title
            ---------                        -----

/s/ John C. Tolleson                    Chairman of the Board
------------------------------------
John C. Tolleson


/s/ Pamela H. Patsley                   President, Chief Executive Officer and Director
------------------------------------    (Principal Executive Officer)
Pamela H. Patsley


/s/ David W. Truetzel                   Chief Financial Officer and Secretary
------------------------------------    (Principal Financial and Accounting Officer)
David W. Truetzel


/s/ Richard W. Vague                    Director
------------------------------------
Richard W. Vague


/s/ Gene H. Bishop                      Director
------------------------------------
Gene H. Bishop


/s/ Rupinder S. Sidhu                   Director
------------------------------------
Rupinder S. Sidhu

Exhibit
Number                             Description
------                             -----------

   2      Agreement and Plan of Merger, dated as of July 19, 1996, by and among
          First USA, the Company, First USA Management Resources, Inc., First
          USA Opportunity III, Inc., GENSAR and Golder Thoma Cressey Fund III
          Limited Partnership and the other stockholders of GENSAR, filed as
          Exhibit 2.1 to the Company's Current Report on Form 8-K filed
          September 3, 1996 and incorporated by reference herein.
   3.1    Certificate of Incorporation of the Company, as amended, filed as
          Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No.
          333-262) and incorporated by reference herein.
   3.2    By-Laws of the Company, filed as Exhibit 3.2 to the Company's
          Registration Statement on Form S-1 (No. 333-262) and incorporated by reference herein.
   5*     Opinion of Philip E. Taken.
  10.1    Intercompany Services Agreement between the Company and First USA
          Management, Inc., filed as Exhibit 10.1 to the Company's Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1996 and incorporated herein by reference.
  10.2    Registration Rights Agreement between the Company and First USA, Inc.
          filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q
          for the quarter ended March 31, 1996 and incorporated herein by reference.
  10.3    Tax Sharing Agreement between the Company and First USA, Inc. filed as
          Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the
          quarter ended March 31, 1996 and incorporated herein by reference.
  10.4    1996 Stock Option Plan of the Company, filed as Exhibit 10.4 to the
          Company's Quarterly Report on Form 10-Q for the quarter ended March
          31, 1996 and incorporated herein by reference.
  10.5    Amendment No. 1 to 1996 Stock Option Plan of the Company, filed as
          Exhibit 10.5 to the Company's Registration Statement on Form S-1 (No.
          333-15861) and incorporated by reference herein.
  10.6    1996 Restricted Stock Plan of the Company, filed as Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          March 31, 1996 and incorporated herein by reference.
  10.7    Revolving Credit Agreement dated February 21, 1996 among the Company, the lenders listed therein and NationsBank of Texas N.A., as Agent, including the notes and guaranty related thereto, filed as Exhibit
          10.6 to the Company's Registration Statement on Form S-1 (No. 333-262)
          and incorporated by reference herein.
  10.8    Form of Amendment No. 1 to Revolving Credit Agreement dated October
          30, 1996 among the Company, the lenders listed therein and NationsBank of Texas N.A., as Agent, filed as Exhibit 10.8 to the Company's
          Registration Statement on Form S-1 (No. 333-15861) and incorporated by reference herein.
  10.9    Deferred Compensation Plan of First USA, Inc. filed as Exhibit 4.3 to the Company's Registration Statement on Form S-8 (No. 333-06979) and
          incorporated by reference herein.
  10.10   Employee Stock Purchase Plan of the Company, filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended
          June 30, 1996, and incorporated by reference herein.
  10.11   First USA Paymentech Retirement Savings Plan, filed as Exhibit 99.1 to the Company's Registration Statement on Form S-8 (No. 333-11249) and
          incorporated by reference herein.
  10.12   First USA Paymentech Supplemental Executive Retirement Plan filed as
          Exhibit 10.10 to the Company's Annual Report on Form 10-K for the
          fiscal year ended June 30, 1996, and incorporated by reference herein.
  10.13   First USA Paymentech Savings Restoration Plan filed as Exhibit 10.11 to the Company's Annual Report on form 10-K for the fiscal year ended
          June 30, 1996, and incorporated by reference herein.
  11      Computation of Net Income Per Share filed as Exhibit 11 to the
          Company's Quarterly Report on Form 10-Q for the quarter ended December
          31, 1996 and incorporated herein by reference.
  21*     Subsidiaries of the Company.
  23*     Consent of Ernst & Young LLP.
  24*     Powers of Attorney (included on page II-5).

--------------------
*  Filed herewith.